Exhibit 4.5
Execution Version
INTERCREDITOR AGREEMENT
among
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as ABL Agent,
U.S. BANK NATIONAL ASSOCIATION, as First Lien Notes Collateral Agent
and
Each other Additional Notes Agent from time to time party hereto
Dated as of July 2, 2020

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i
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ii
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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of July 2, 2020 among (i) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “ABL Agent”) for (a) the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “ABL Lenders”) and (b) any ABL Bank Products Affiliates and ABL Cash Management Affiliates (each as defined below) (such ABL Bank Products Affiliates and ABL Cash Management Affiliates, together with the ABL Agent and the ABL Lenders, the “ABL Secured Parties”), (ii) U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent (together with its successors and assigns in such capacity, the “First Lien Notes Collateral Agent”) for (a) any Person (as defined below) holding First Lien Notes Obligations (as defined below) (such Persons, together with their respective successors, assigns and transferees, the “First Lien Note Holders”) and (b) U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture (together with its successors and assigns in such capacity, the “First Lien Notes Trustee,” such First Lien Notes Trustee, together with the First Lien Notes Collateral Agent and the First Lien Note Holders, the “First Lien Notes Secured Parties”), and (iii) each other Additional Notes Agent from time to time party hereto, each in its capacity as an Additional Notes Agent.

RECITALS

A. Pursuant to that certain Credit Agreement dated as of August 7, 2014 by and among Abercrombie & Fitch Management Co. (the “Lead Borrower”) and the other Borrowers party thereto (together with the Lead Borrower, the “ABL Borrowers”), the ABL Guarantors (as defined below) party thereto, the ABL Lenders and the ABL Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and provide other financial accommodations to or for the benefit of the ABL Borrowers.

B. Pursuant to that certain Facility Guaranty dated as of August 7, 2014 (as the same may be amended, supplemented, restated and/or otherwise modified, the “ABL Guaranty”) in favor of the ABL Agent for the benefit of the ABL Secured Parties, the ABL Guarantors (as defined below) have guaranteed the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined).

C. Pursuant to the ABL Collateral Documents (as defined below), the ABL Borrowers and the ABL Guarantors (collectively, the “ABL Loan Parties”) have granted a security interest and lien in certain of their assets to secure the respective obligations of each of the ABL Loan Parties under the ABL Documents.

D. Pursuant to that certain Indenture, dated as of the date hereof, by and among Abercrombie & Fitch Management Co. (the “Issuer”), the First Lien Notes Trustee and the First Lien Notes Collateral Agent (as such agreement may be amended, supplemented, restated or

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otherwise modified from time to time in accordance with the terms hereof and thereof, the “Indenture”), the Issuer issued First Lien Notes (as hereinafter defined).

E. Pursuant to certain guaranties contained in the Indenture (as the same may be amended, supplemented, restated and/or otherwise modified, collectively, the “First Lien Notes Guaranty”) in favor of the First Lien Notes Collateral Agent for the benefit of the First Lien Notes Secured Parties, the Notes Guarantors (as hereinafter defined) have guaranteed the payment and performance of the Issuer’s obligations under the First Lien Notes Documents (as hereinafter defined).

F. Pursuant to the First Lien Notes Collateral Documents (as defined below), the Issuer and the Notes Guarantors (collectively, the “Notes Loan Parties”) have granted a security interest and lien in certain of their assets to secure the respective obligations of each of the Notes Loan Parties under the First Lien Notes Documents.

G. Each of the ABL Agent (on behalf of the ABL Secured Parties) and the First Lien Notes Collateral Agent (on behalf of the First Lien Notes Secured Parties) desires to agree to the relative priority of Liens on the Collateral (as defined below) and certain other rights, priorities and interests as provided herein.

K. The Borrower and/or any of the other Guarantors may become a party to any Additional Notes Agreement governing Additional Notes Obligations in the future.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Certain Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning herein as in the Uniform Commercial Code.
Section 1.2 Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, or “Collateral Agent” under any ABL Credit Agreement.
“ABL Bank Products” shall mean “Bank Products” as defined in the ABL Credit Agreement as in effect on the date hereof.
“ABL Bank Products Affiliate” shall mean any ABL Lender or any Affiliate of an ABL Lender (or any Person that was an ABL Lender or an Affiliate of an ABL Lender at the time it entered into an agreement to provide ABL Bank Products to an ABL Loan Party or direct or indirect Subsidiaries thereof) that provides ABL Bank Products to any of the ABL Loan Parties or direct or indirect Subsidiaries thereof with the obligations of such ABL Loan Parties or direct

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or indirect Subsidiaries thereof thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.
“ABL Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Cash Management Affiliate” shall mean any ABL Lender or any Affiliate of an ABL Lender that provides ABL Cash Management Services to any of the ABL Loan Parties or direct or indirect Subsidiaries thereof with the obligations of such ABL Loan Parties or direct or indirect Subsidiaries thereof thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.
“ABL Cash Management Services” shall mean “Cash Management Services” as defined in the ABL Credit Agreement as in effect on the date hereof.
“ABL Collateral Documents” shall mean all security agreements, charges, account control agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, mortgages, and other collateral documents executed and delivered in connection with the ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing, or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders (including, without limitation, under any agreement with respect to ABL DIP Financing provided by any or all of the ABL Secured Parties) so long as the holders of such indebtedness (or an agent on their behalf) shall have agreed to be bound by this Agreement.
“ABL DIP Financing” shall have the meaning set forth in Section 6.1(a).
“ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranty, the ABL Collateral Documents, all ABL Bank Products agreements between any ABL Loan Party and any ABL Bank Products Affiliate, all ABL Cash Management Services agreements between any ABL Loan Party and any ABL Cash Management Affiliate, those other ancillary agreements to which any ABL Secured Party is a party or beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Loan Party and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or with the ABL Credit Agreement or the ABL Collateral Documents, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.
“ABL Guarantors” shall mean any Person who becomes a guarantor under the ABL Guaranty.
“ABL Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other agreement amending or replacing such agreement, whether by the same or any other agent, lender or group of lenders.

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“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person which is a “lender” or “l/c issuer” under any ABL Credit Agreement.
“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Obligations” shall mean all obligations of every nature of each ABL Loan Party and its direct and indirect Subsidiaries from time to time owed to the ABL Secured Parties, or any of them, under any ABL Document, including, without limitation, all “Obligations” of each ABL Loan Party or similar term as defined in the ABL Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of swap contracts, fees, expenses, penalties, indemnification, reimbursements or otherwise, and all other amounts owing or due under the terms of the ABL Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of an Insolvency Proceeding with respect to such ABL Loan Party, would have accrued on or been payable with respect to any ABL Obligation, whether or not a claim is allowed against such ABL Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms hereof and thereof.
“ABL Priority Collateral” shall mean all Collateral consisting of the following:
(1)    all Accounts, other than Accounts which constitute identifiable Proceeds of Notes Priority Collateral;
(2)    all Credit Card Receivables;
(3)    all Inventory;
(4)    all Deposit Accounts;
(5)    all tax refunds or rebates, other than any such refunds or rebates relating to real estate or personal property taxes with respect to items constituting Notes Priority Collateral;
(6)    all intercompany loans (together with all promissory notes relating thereto) owing from Foreign Subsidiaries to the ABL Loan Parties;
(7)    the Canadian Collateral;
(8)    the European Collateral;
(9)    to the extent relating to, arising from, evidencing or governing any of the items referred to in the preceding clauses, all Securities Accounts, Documents, General Intangibles, Instruments, Commercial Tort Claims; all Supporting Obligations and Letter-of-Credit Rights;

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(10)    all books and Records relating to the items referred to in the preceding clauses (including all books, databases, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses); and
(11)    all guarantees with respect to any of the foregoing and all cash, cash equivalents, money, insurance proceeds and other Proceeds of any of the foregoing (such proceeds, “ABL Priority Proceeds”);
provided that in no event shall ABL Priority Collateral include any (a) Equipment, (b) Intellectual Property, (c) real property owned or leased by any Notes Loan Party, (d) Equity Interests of any Subsidiary of any Loan Party, (e) payment intangibles (excluding Credit Card Receivables) and promissory notes (excluding intercompany notes described above and excluding payment intangibles and promissory notes evidencing payment for ABL Priority Collateral or tax refunds or rebates described above), and (f) any Notes Collateral Proceeds Accounts.
“ABL Recovery” shall have the meaning set forth in Section 5.3(a).
“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“Additional Notes Agent” shall mean any agent, trustee or representative of the holders of Additional Notes Obligations who (a) is appointed as the collateral agent (or similar capacity) (for purposes related to the administration of the security documents related thereto) pursuant to a Credit Facility or other agreement governing such Additional Notes Obligations, together with its successors in such capacity, and (b) has become a party to this Agreement pursuant to Section 5.2(d).
“Additional Notes Agreement” shall mean any Credit Facility or other agreement or instrument evidencing or governing Additional Notes Debt, in each case in respect of which the Additional Notes Agent in respect of such Additional Notes Debt has become a party to this Agreement pursuant to Section 5.2(d).
“Additional Notes Debt” shall mean Indebtedness (other than the ABL Credit Agreement and First Lien Notes issued under the Indenture) permitted under the Indenture and the ABL Credit Agreement to be incurred and to be secured on a pari passu basis with all other Notes Obligations (for the avoidance of doubt, such Indebtedness may be expressly subordinated in right of payment (or in priority of application of proceeds of Collateral) to any other Notes Obligation, including in the form of a “last-out” tranche); provided that (a) such Indebtedness has been designated by the Borrower in an Officers’ Certificate delivered to the Agents as “Additional Notes Debt” for the purposes of this Agreement which certificate shall include a certification by an officer of the Borrower that such Additional Notes Debt is Additional Notes Obligations permitted to be so incurred and secured in accordance with each of the ABL Documents and each of the First Lien Notes Documents and (b) any agent, trustee or representative of the holders of the First Lien Notes Obligations related to such Additional Notes Debt shall have become a party to this Agreement pursuant to Section 5.2(d).

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“Additional Notes Obligations” shall mean (a) any Obligations with respect to any Additional Notes Agreement, (b) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Additional Notes Agreement and (c) all hedging obligations, cash management obligations and similar bank product obligations between the Borrower and/or the Guarantors, on the one hand, and any Person that was a lender, agent for the lenders or holder of obligations owing under any Additional Notes Agreement at the time the agreement governing such obligations was entered into (or any affiliate of any Person that was a lender, agent for the lenders or holder of Obligations under any Additional Notes Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith; provided, however, for the avoidance of doubt, none of the ABL Obligations or First Lien Notes Obligations shall constitute Additional Notes Obligations.
“Additional Notes Secured Parties” shall mean any Additional Notes Agent, any trustee, the lenders and letter of credit issuer(s) party to any Additional Notes Agreement and any other Person holding any Additional Notes Obligation or to whom any Additional Notes Obligation is at any time owing.
“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent(s)” shall mean individually the ABL Agent, the First Lien Notes Collateral Agent or any Additional Notes Agent and collectively shall mean the ABL Agent, the First Lien Notes Collateral Agent and each Additional Notes Agent.
“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.
“Borrower” shall mean any of the ABL Borrowers, and/or the Issuer and/or any other Person that has agreed to become a primary obligor of, inter alia, the payment or performance of Additional Notes Obligations as the context may require.
“Business Day” shall mean any day other than (a) Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or New York City, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of any Notes Collateral Agent or any ABL Agent is not open to the general public to conduct business.

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“Canadian Collateral” shall mean any Collateral hereafter granted to the ABL Agent by Foreign Subsidiaries of the ABL Loan Parties organized under the laws of Canada to secure any portion of the ABL Obligations.
“Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or any Notes Collateral Agent under any of the ABL Collateral Documents or the Notes Collateral Documents, together with all substitutions, additions, products and Proceeds thereof; provided that, for purposes hereof, “Collateral” shall not include any European Collateral or Canadian Collateral.
“Control Collateral” shall mean any Collateral consisting of any Deposit Account, Securities Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor; provided that, for purposes hereof, “Control Collateral” shall not include any European Collateral or Canadian Collateral.
“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a credit card issuer or credit card processor to a Loan Party resulting from charges by a customer of a Loan Party on credit, debit or charge cards issued by such credit card issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.
“Credit Documents” shall mean the ABL Documents and the Notes Documents.
“Credit Facility” shall mean one or more debt facilities or agreements, commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks, trustees, collateral trustees or other institutional lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.
“Debtor Relief Laws” shall mean the Bankruptcy Code as now or hereafter in effect or any successor thereto, as well as all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or

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similar debtor relief laws of the United States federal or state law or of any applicable foreign law from time to time in effect affecting the rights of creditors generally.
“Designated Notes Collateral Agent” shall mean, at any time, (i) if there is only one Notes Collateral Agent party hereto at such time, such Notes Collateral Agent and (ii) if clause (i) does not apply, the Applicable Collateral Agent as such term is defined in the Notes Pari Passu Intercreditor Agreement at such time.
“DIP Financing” shall mean an ABL DIP Financing or a Notes DIP Financing, as applicable.
“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations, including with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the ABL Credit Agreement (which shall not exceed an amount equal to 103% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the ABL Documents, other than (x) unasserted contingent indemnification ABL Obligations and (y) unless the ABL Obligations have been accelerated as a result of the occurrence of any Event of Default under the ABL Documents or the ABL Loan Parties are liquidating substantially all of their assets, Obligations in respect of ABL Bank Products and ABL Cash Management Services.
“Discharge of Notes Obligations” shall mean the payment in full in cash of all outstanding Notes Obligations, other than unasserted contingent indemnification Notes Obligations.
“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).
“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Designated Notes Collateral Agent to the other announcing that an Enforcement Period has commenced.
“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Designated Notes Collateral Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Designated Notes Collateral Agent, the Discharge of Notes Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the ABL Agent or the Designated Notes Collateral Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.
“Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or

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other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“European Collateral” shall mean any Collateral hereafter granted to the ABL Agent by Foreign Subsidiaries of the ABL Loan Parties organized under the laws of any European jurisdiction to secure any portion of the ABL Obligations.
“Event of Default” shall mean an “Event of Default” (or term of similar meaning) as defined in the ABL Credit Agreement, the Indenture or any Additional Notes Agreement, as applicable.
“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:
(a)    the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;
(b)    the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;
(c)    the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;
(d)    the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;
(e)    the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; and
(f)    the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law.
For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection (subject to Section 6.3 below), (ii) the exercise of rights by the ABL

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Agent with respect to the ABL Priority Collateral during the continuance of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, with respect to Deposit Accounts and Securities Accounts and the notification of account debtors, depository institutions, securities intermediaries, or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to a store closing sale, going out of business sale or other disposition by any Loan Party of any of the ABL Priority Collateral (other than any such sale conducted at the direction of the ABL Agent in connection with the Exercise of Secured Creditor Remedies after the occurrence of an Event of Default), (iv) the reduction of advance rates or sub-limits, or the addition of additional eligibility criteria, by the ABL Agent, (v) the imposition or increase of Availability Reserves or Inventory Reserves or other Reserves (in each case as defined in the ABL Credit Agreement) by the ABL Agent, (vi) any collection, adjustment or settlement of insurance claims, or any application to a court of competent jurisdiction to make a determination as to the collection, adjustment or settlement of an insurance claim, in each case in accordance with Section 3.3, (vii) the exercise of rights by the ABL Agent under the ABL Documents to require any ABL Loan Party to take actions in the nature of “further assurances” with respect to the Collateral permitted by the ABL Documents and not inconsistent with this Agreement, (viii) the exercise of rights by any Notes Collateral Agent under the Notes Documents to require any Notes Loan Party to take actions in the nature of “further assurances” with respect to the Collateral permitted by the Notes Documents and not inconsistent with this Agreement, or (ix) the exercise of any rights or remedies by the ABL Agent against any ABL Loan Party which is not a Notes Loan Party.
“First Lien Notes Collateral Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Collateral Agent”, “Collateral Trustee” or “Notes Collateral Agent” (or similar term) under any Indenture.
“First Lien Notes Collateral Documents” shall mean all security agreements, account control agreements, collateral access agreements, mortgages and other collateral documents executed and delivered in connection with the Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
“First Lien Notes Documents” shall mean the Indenture (including any indenture supplements), the First Lien Notes Guaranty, the First Lien Notes Collateral Documents and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Notes Loan Party or any of its respective Affiliates, and delivered to the First Lien Notes Trustee, the First Lien Notes Collateral Agent or any other First Lien Notes Secured Party, in connection with any of the foregoing or the Indenture, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.
“First Lien Notes Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other agreement amending or replacing such agreement, whether by the same or any other agent, creditor or group of creditors.
“First Lien Note Holders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person which is a “holder” under any Indenture.

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“First Lien Notes” shall mean (a) the Notes issued by the Issuer under the Indenture, (b) any additional notes issued under the Indenture by the Issuer; provided that, in respect of any additional notes, the Borrower has delivered an Officers’ Certificate to the Agents certifying that the Indebtedness in respect of such additional notes is permitted to be so incurred in accordance with each of the ABL Documents and each of the Notes Documents and (c) any notes issued by the Borrower in exchange for, and as contemplated by, any of the foregoing notes and any related registration rights agreement with substantially identical terms as such notes being exchanged.
“First Lien Notes Obligations” shall mean all obligations of every nature of each Notes Loan Party from time to time owed to the First Lien Notes Secured Parties, or any of them, under any First Lien Notes Document, including, without limitation, all “Obligations” of each Notes Loan Party or similar term as defined in the Indenture, whether for principal, interest, fees, expenses, penalties, indemnification, reimbursements or otherwise, and all other amounts owing or due under the terms of the Notes Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of an Insolvency Proceeding with respect to such Notes Loan Party, would have accrued on or been payable with respect to any First Lien Notes Obligation, whether or not a claim is allowed against such Notes Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related Insolvency Proceeding), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms hereof and thereof.
“First Lien Notes Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantor” shall mean each of the ABL Guarantors, the Notes Guarantors or any other Person guaranteeing, inter alia, the payment or performance of Additional Notes Obligations.
“Indebtedness” shall have the meaning provided in the ABL Credit Agreement or the Indenture, respectively.
“Indenture” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any other agreement or indenture extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Notes Obligations, whether by the same or any other agent, trustee, creditors or group of creditors (including, without limitation, under any agreement with respect to Notes DIP Financing provided by any or all of the Notes Secured Parties).
“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the

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benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.
“Intellectual Property” shall mean all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, customer lists, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
“Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit A.
“Lender(s)” shall mean individually the ABL Lenders or the Notes Secured Parties and collectively shall mean all of the ABL Lenders and the Notes Secured Parties.
“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset.
“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Notes Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.
“Loan Parties” shall mean the ABL Loan Parties and the Notes Loan Parties.
“Notes Collateral Agent” shall mean individually the First Lien Notes Collateral Agent or any Additional Notes Agent and collectively shall mean the First Lien Notes Collateral Agent and each Additional Notes Agent.
“Notes Collateral Documents” shall mean (a) the First Lien Notes Collateral Documents and (b) any agreement, document or instrument pursuant to which a Lien is granted by the Borrower, any Guarantor or any other Grantor (as defined therein) to secure any Additional Notes Obligations or under which rights or remedies with respect to any such Lien are governed.

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“Notes Collateral Proceeds Account” shall mean any deposit account in the name of a Notes Collateral Agent or the Issuer which contains (or was established to contain) only (a) Notes Priority Proceeds and/or (b) proceeds from any disposition of Notes Priority Collateral pending reinvestment pursuant to the Indenture or other Notes Documents.
“Notes DIP Financing” shall have the meaning set forth in Section 6.1(b).
“Notes Documents” shall mean, collectively, (a) the First Lien Notes Documents and (b) each Additional Notes Agreement, and each of the other agreements, documents or instruments evidencing, governing or securing any Notes Obligations and any other related documents or instruments executed and delivered pursuant to the foregoing.
“Notes Guarantors” shall mean any Person who becomes a guarantor under the Notes Guaranty.
“Notes Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“Notes Obligations” shall mean, collectively, the First Lien Notes Obligations and the Additional Notes Obligations.
“Notes Pari Passu Intercreditor Agreement” shall mean any intercreditor agreement in the form of Exhibit D to the Indenture entered into by the Notes Collateral Agents on behalf of the Notes Secured Parties.
“Notes Priority Collateral” shall mean all Collateral, other than ABL Priority Collateral, including the following:
(1)    Equity Interests owned by any of the Notes Loan Parties;
(2)    Equipment of the Notes Loan Parties;
(3)    Intellectual Property of the Notes Loan Parties;
(4)    Real property owned by any Notes Loan Party;
(5)    Payment intangibles of, and promissory notes in favor of, any Notes Loan Party;
(6)    General intangibles;
(7)    Notes Collateral Proceeds Accounts;
(8)    tax refunds or rebates relating to real estate or personal property described above;
(9)    all books and Records relating to the items referred to in the preceding clauses (including all books, databases, and Records, whether tangible or electronic,

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which contain any information relating to any of the items referred to in the preceding clauses); and
(10) all guarantees with respect to any of the foregoing and all cash, cash equivalents, money, insurance proceeds and other Proceeds of any of the foregoing (such proceeds, “Notes Priority Proceeds”);
provided that in no event shall Notes Priority Collateral include any Canadian Collateral or European Collateral.
“Notes Recovery” shall have the meaning set forth in Section 5.3(b).
“Notes Secured Parties” shall mean the First Lien Notes Secured Parties and the Additional Notes Secured Parties.
“Officers’ Certificate” shall mean a certificate signed by Everett Gallagher Jr. or any other director, officer or other representatives of the Borrower.
“Person” shall mean an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Priority Collateral” shall mean the ABL Priority Collateral or the Notes Priority Collateral, as applicable.
“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Secured Parties” shall mean the ABL Secured Parties and the Notes Secured Parties.
“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided further that in the event that, by reason of

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mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Use Period” shall mean the period commencing on the date that the ABL Agent (or an ABL Loan Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Loan Party (with the consent of the ABL Agent) from commencing and continuing to Exercise of Any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.
Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. Any reference herein to a time of day means Eastern time.
ARTICLE 2
LIEN PRIORITY
Section 2.1 Priority of Liens
(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Notes Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent for the benefit of the ABL Secured Parties or the Notes Collateral Agents for the benefit of the

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Notes Secured Parties in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Notes Documents, (iv) whether the ABL Agent or any Notes Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Notes Obligations are advanced or made available to the Loan Parties, or (vi) any failure of the ABL Agent or any Notes Collateral Agent to perfect its Lien in the Collateral, the subordination of any Lien on the Collateral securing any ABL Obligations or Notes Obligations, as applicable, to any Lien securing any other obligation of any Borrower or Guarantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any ABL Obligations or Notes Obligations, the ABL Agent, on behalf of themselves and the ABL Secured Parties, and the Notes Collateral Agents, on behalf of themselves and the Notes Secured Parties, hereby agree that the following priorities apply to the ABL Priority Collateral and the Notes Priority Collateral:
(1)With respect to the ABL Priority Collateral:
(A)a senior Lien to the ABL Agent and the other ABL Secured Parties to the extent of the ABL Obligations;
(B)a junior Lien to the Notes Collateral Agents and the other Notes Secured Parties to the extent of the Notes Obligations (it being acknowledged and agreed that the Notes Collateral Agents do not, and shall not, have a Lien on the Canadian Collateral or the European Collateral).
For clarity, the Lien of the ABL Agent on the ABL Priority Collateral shall be senior to any Lien of the Notes Collateral Agents thereon and any Lien of the Notes Collateral Agents on the ABL Priority Collateral shall be junior to the Lien of the ABL Agent thereon.
(2)With respect to the Notes Priority Collateral:
(A)a senior Lien to the Notes Collateral Agents and the other Notes Secured Parties to the extent of the Notes Obligations;
(B)a junior Lien to the ABL Agent and the other ABL Secured Parties to the extent of the ABL Obligations.
For clarity, the Lien of the Notes Collateral Agents on the Notes Priority Collateral shall be senior to the Lien of the ABL Agent thereon and the Lien of the ABL Agent on the Notes Priority Collateral shall be junior to the Lien of the Notes Collateral Agents thereon.
(b) Each Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties represented by it, acknowledges and agrees that, the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Notes Priority Collateral and each Notes Collateral Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, the Notes Collateral Agents, for the benefit of themselves and the Notes Secured Parties, have been,

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or may be, granted Liens upon all of the ABL Priority Collateral and the ABL Agent hereby consents thereto. The subordination of Liens by the Notes Collateral Agents and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Notes Collateral Agents’ Liens or the ABL Agent’s Liens to the Liens of any other Person.
Section 2.2 Waiver of Right to Contest Liens.
(a) Each Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties represented by it, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. Each Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties represented by it, agrees that none of the Notes Collateral Agents or the Notes Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. Each Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties represented by it, hereby waives any and all rights it or the Notes Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit any Notes Collateral Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.
(b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Notes Collateral Agents or the Notes Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Notes Collateral Agents or any Notes Secured Party under the Notes Documents with respect to the Notes Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Notes Collateral Agents or any Notes Secured Party seeks to enforce its Liens in any Notes Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.
Section 2.3 Remedies Standstill.
(a)Each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, agrees that, from the date hereof until the date upon which the

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Discharge of ABL Obligations shall have occurred, neither the Notes Collateral Agents nor any Notes Secured Party will Exercise of Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by such Notes Collateral Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after such Notes Collateral Agent’s actual knowledge of its receipt thereof) remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred, the Notes Collateral Agents or any Notes Secured Party may Exercise Any Secured Creditor Remedies under the Notes Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Notes Collateral Agents or the Notes Secured Parties is at all times subject to the provisions of this Agreement.
(b)The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Notes Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Notes Priority Collateral, and will not take, receive or accept any Proceeds of the Notes Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Notes Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after the ABL Agent’s actual knowledge of its receipt thereof) remitted to the Designated Notes Collateral Agent. From and after the date upon which the Discharge of Notes Obligations shall have occurred, the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Notes Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement.
(c)Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Notes Obligations owed to it in any Insolvency Proceeding commenced by or against any Loan Party, (ii) taking any action (not adverse to the Lien Priority of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise of Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Loan Parties arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Loan Party, or (vi) objecting to the proposed retention of Collateral by the other Agent or any other Secured

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Party in full or partial satisfaction of any ABL Obligations or Notes Obligations due to such other Agent or Secured Party, in each case (i) through (vi) above to the extent not inconsistent with the terms of this Agreement.
Section 2.4 Exercise of Rights.
(a)No Other Restrictions. Except as expressly set forth in this Agreement, each Notes Secured Party and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the provisions of this Agreement. The ABL Agent may enforce the provisions of the ABL Documents, and the Notes Collateral Agent may enforce the provisions of the Notes Documents and each may Exercise of Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the Notes Collateral Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Borrower or any Guarantor; provided further, however, that the ABL Agent’s failure to provide any such copies to the Notes Collateral Agent (but not the Enforcement Notice) shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Notes Collateral Agent’s failure to provide any such copies to the ABL Agent (but not the Enforcement Notice) shall not impair any of the Notes Collateral Agent’s rights hereunder or under any of the Notes Documents. Each of the Notes Collateral Agent (on behalf of itself and the Notes Secured Parties represented by it) and the ABL Agent (on behalf of itself and the ABL Secured Parties) agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Notes Collateral Agent and each Notes Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Notes Collateral Agent or any other Notes Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such parties shall be liable for any such action taken or omitted to be taken.
(b)Release of Liens.
(i)In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or by the ABL Loan Parties with the consent of the ABL Agent, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents and the Notes Documents or consented to by the requisite ABL Lenders and the requisite Notes Secured Parties, each Notes Collateral Agent agrees, on behalf of itself and the Notes Secured Parties represented by it, that such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral securing the Notes Obligations, and the Notes Collateral Agents’ and the Notes Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action

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concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral; provided, that the Liens of the parties shall attach to the proceeds of any such disposition of the ABL Priority Collateral with the same relative priority as the Liens which attached to the ABL Priority Collateral so released. In furtherance of, and subject to, the foregoing, each Notes Collateral Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. Each Notes Collateral Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Notes Collateral Agent and in the name of such Notes Collateral Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(ii)In the event of (A) any private or public sale of all or any portion of the Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Designated Notes Collateral Agent or by the Notes Secured Parties with the consent of the Designated Notes Collateral Agent, or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the Notes Documents and the ABL Documents or consented to by the requisite Notes Secured Parties and the requisite ABL Lenders, the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that such sale, transfer or disposition will be free and clear of the Liens on such Notes Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Notes Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Notes Secured Parties’ Liens on such Notes Priority Collateral; provided, that the Liens of the parties shall attach to the proceeds of any such disposition of the Notes Priority Collateral with the same relative priority as the Liens which attached to the Notes Priority Collateral so released. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Designated Notes Collateral Agent in connection therewith. The ABL Agent hereby appoints the Designated Notes Collateral Agent and any officer or duly authorized person of the Designated Notes Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Designated Notes Collateral Agent’s own name, from time to time, in the Designated Notes Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
Section 2.5 No New Liens Until the Discharge of ABL Obligations, and for so long as the Notes Obligations are secured by any ABL Priority Collateral, the parties hereto agree that no Notes Secured Party shall acquire or hold any Lien on any assets (except that with respect to

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any real property, the ABL Agent may elect not to acquire or hold a Lien on any real property of the Loan Parties) of any Loan Party securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. If any Notes Secured Party shall nonetheless acquire or hold any Lien on any assets (other than real property if the ABL Agent elected not to acquire or hold a Lien on any real property of the Loan Parties) of any Loan Party securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the applicable Notes Collateral Agent (or the relevant Notes Secured Party) shall, without the need for any further consent of any other Notes Secured Party, any Issuer or any Notes Guarantor and notwithstanding anything to the contrary in any other Notes Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.
(b)Until the Discharge of Notes Obligations, and for so long as the ABL Obligations are secured by any Notes Priority Collateral, the parties hereto agree that, except for the Canadian Collateral and the European Collateral, no ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Notes Collateral Agents under the Notes Documents. If any ABL Secured Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party (other than the Canadian Collateral and the European Collateral) securing any ABL Obligation which assets are not also subject to the Lien of the Notes Collateral Agents under the Notes Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, any ABL Borrower or any ABL Guarantor and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Notes Collateral Agents as security for the Notes Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Notes Collateral Agents in writing of the existence of such Lien.
Section 2.6 Waiver of Marshalling.
(a)Until the Discharge of ABL Obligations, each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
(b)Until the Discharge of Notes Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Priority Collateral or any other similar rights a junior secured creditor may have under applicable law

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ARTICLE 3
ACTIONS OF THE PARTIES
Section 3.1 Certain Actions Permitted. The Notes Collateral Agents and the ABL Agent may make such demands or file such claims in respect of the Notes Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.
Section 3.2 Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and each Notes Collateral Agent, for and on behalf of itself and each Notes Secured Party represented by it, as applicable, each agrees to hold all Collateral in its respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Secured Parties, the Notes Collateral Agents, or the Notes Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Notes Collateral Agents under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other party for purposes of perfecting the Lien held by the Notes Collateral Agents or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Notes Secured Parties or any other Person. Without limiting the generality of the foregoing, except as provided herein, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Notes Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. Each Notes Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person.
Section 3.3 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Designated Notes Collateral Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the ABL Credit Agreement or the Notes Documents, as applicable. Until Discharge of ABL Obligations, the ABL Agent shall have the sole and exclusive right, as against the Notes Collateral Agents, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral and take other such actions with respect to insurance covering the ABL Priority Collateral as set forth in the ABL Credit Agreement. Until Discharge of Notes Obligations, the Designated Notes Collateral Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Notes Priority Collateral and take other such actions with respect to insurance covering the Notes Priority Collateral as set forth in the Notes Documents. To the extent that an insured claim covers both ABL Priority Collateral and Notes Priority Collateral, then the ABL Agent and the Designated Notes Collateral Agent will work jointly and in good faith to collect, adjust and/or settle under the insurance policy, as applicable. If the parties are unable after negotiating in good faith to agree on the collection,

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adjustment or settlement for such claim and the insurer will not settle such claim separately with respect to ABL Priority Collateral and Notes Priority Collateral, either party may apply to a court of competent jurisdiction, at the sole cost and expense of the Issuer, to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. All proceeds of such insurance shall be remitted to the ABL Agent or the Designated Notes Collateral Agent, as the case may be, and each of the Designated Notes Collateral Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.
Section 3.4 Inspection and Access Rights.
(a)Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not any Notes Collateral Agent or any other Notes Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of any Notes Collateral Agent, the ABL Agent or any other Person (including any ABL Loan Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (a) during the Use Period or otherwise in connection with the conducting of audits and appraisals in the ordinary course, during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, or (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Notes Priority Collateral, and (b) during the Use Period, shall have the right to use the Notes Priority Collateral, each of the foregoing in order to assemble, inspect, copy or download information stored on, take action to perfect its Liens on, complete a production run of inventory, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in the any ABL Loan Party’s business), store or otherwise deal with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Notes Secured Party or liability to any Notes Secured Party. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Loan Party (with the consent of the ABL Agent), the Notes Collateral Agents may not sell, assign or otherwise transfer the related Notes Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.4.
(b)During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Notes Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any other diminution in value) to such Notes Priority Collateral resulting from such occupancy, use or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent

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have any liability to the Notes Secured Parties and/or to the Notes Collateral Agents pursuant to this Section 3.4 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.4 and the ABL Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.4. Without limiting the rights granted in this Section 3.4, the ABL Secured Parties and the ABL Agent shall cooperate with the Notes Secured Parties and/or the Notes Collateral Agents in connection with any efforts made by the Notes Secured Parties and/or the Notes Collateral Agents to sell the Notes Priority Collateral.
(c)Except as provided in clauses (b) and (d) of this Section 3.4, the ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Notes Collateral Agents or the Notes Secured Parties (or any person claiming by, through or under the Notes Secured Parties, including any purchaser of the Notes Priority Collateral) or to the ABL Loan Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Notes Priority Collateral.
(d)The ABL Secured Parties shall (i) use the Notes Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Notes Secured Parties; and (iii) indemnify the Notes Secured Parties from any claim, loss, damage, cost or liability arising from the ABL Secured Parties’ use of the Notes Priority Collateral (except for those arising from the gross negligence or willful misconduct of any Notes Secured Party).
(e)The Notes Collateral Agents and the other Notes Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.4(a) hereof.
(f)In furtherance of the foregoing in this Section 3.4, the Notes Collateral Agents and the Notes Secured Parties, in their capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent and the ABL Secured Parties during the Use Period a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired included as part of the Notes Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such

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Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. Furthermore, each Notes Collateral Agent agrees that, in connection with any Exercise of Secured Creditor Remedies conducted by each Notes Collateral Agent in respect of Notes Priority Collateral, such Notes Collateral Agent shall provide written notice to any purchaser, assignee or transferee of Intellectual Property pursuant to an Exercise of Secured Creditor Remedies that the applicable Intellectual Property is subject to such license.
(g)In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Notes Loan Party which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Agent shall, upon request from the Designated Notes Collateral Agent and as promptly as practicable thereafter, either make available to the Designated Notes Collateral Agent such books and records for inspection and duplication or provide to the Designated Notes Collateral Agent copies thereof. In the event that any Notes Collateral Agent shall, in the exercise of its rights under the Notes Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, such Notes Collateral Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.
Section 3.5 Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and each Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties represented by it, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any Proceeds of Collateral, whether or not deposited under control agreements, which are used by any Loan Party to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.
Section 3.6 Payments Over.
(a)So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Notes Priority Collateral received by any Notes Collateral Agent or any Notes Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Notes Collateral Agents or any such Notes Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(b)So long as the Discharge of Notes Obligations has not occurred, any Notes Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received

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by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Notes Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Designated Notes Collateral Agent for the benefit of the Notes Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated Notes Collateral Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(c)Nothing in this Agreement shall prohibit the receipt by the ABL Agent or the Notes Collateral Agents or any Secured Party of payments of interest, principal and other amounts owed in respect of the ABL Obligations or the Notes Obligations so long as such receipt is not the direct or indirect result of the Exercise of Any Secured Creditor Remedies by the ABL Agent or the Notes Collateral Agents or any Secured Party in contravention of this Agreement with respect to any Lien held by any of them.
ARTICLE 4
APPLICATION OF PROCEEDS
Section 4.1 Application of Proceeds.
(a)Revolving Nature of ABL Obligations. Each Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties represented by it, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral consisting of cash or cash equivalents or the release of any Lien by the ABL Agent upon any portion of the ABL Priority Collateral in connection with a permitted disposition by the ABL Loan Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Notes Secured Parties and without affecting the provisions hereof; and (iii) all Collateral consisting of cash or cash equivalents received by the ABL Agent may be applied, reversed, reapplied, reborrowed or credited, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or any Notes Collateral Agent (or any Notes Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in Sections 4.1(b) and (c). The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Notes Obligations, or any portion thereof.
(b)Application of Proceeds of ABL Priority Collateral. The ABL Agent and the Notes Collateral Agents hereby agree that all ABL Priority Collateral, ABL Priority

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Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies to the extent provided in the ABL Documents, second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, third, other than with respect to the Canadian Collateral and the European Collateral, in which the Notes Collateral Agents have no claim or Lien, and any real estate collateral as to which the Notes Collateral Agents elected not to acquire or hold a Lien, to the payment of the Notes Obligations in accordance with the Notes Documents (including the Notes Pari Passu Intercreditor Agreement, if then in effect) until the Discharge of Notes Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.
(c)Application of Proceeds of Notes Priority Collateral. The ABL Agent and the Notes Collateral Agent hereby agree that all Notes Priority Collateral, Notes Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral shall be applied, first, to the payment of costs and expenses of the Notes Collateral Agents in connection with such Exercise of Secured Creditor Remedies to the extent provided in the Notes Documents, second, to the payment of the Notes Obligations in accordance with the Notes Documents (including the Notes Pari Passu Intercreditor Agreement, if then in effect) until the Discharge of Notes Obligations shall have occurred, third, other than with respect to any real estate collateral as to which the ABL Collateral Agent elected not to acquire or hold a Lien, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.
(d)Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Notes Collateral Agents or to any Notes Secured Party, and the Notes Collateral Agents shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that

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breaches the express obligations undertaken by each party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.
(e)Turnover of Collateral. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Designated Notes Collateral Agent or shall execute such documents as the Designated Notes Collateral Agent may reasonably request (at the expense of the Issuer) to enable the Designated Notes Collateral Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below. Upon the Discharge of Notes Obligations, the Notes Collateral Agents shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the ABL Borrowers) to enable the ABL Agent to have control over any Control Collateral still in any Notes Collateral Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below.
Section 4.2 Specific Performance. Each of the ABL Agent and each Notes Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
ARTICLE 5
 INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS
Section 5.1 Notice of Acceptance and Other Waivers.
(a)All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Notes Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Notes Collateral Agents or any Notes Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Notes Obligations.

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(b)None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party have knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Indenture or any other Notes Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to any Notes Collateral Agent or any Notes Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Notes Collateral Agents or any of the Notes Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. Each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
(c)None of the Notes Collateral Agents, any Notes Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If any Notes Collateral Agent or any Notes Secured Party honors (or fails to honor) a request by the Issuer for an extension of credit pursuant to the Indenture or any of the other Notes Documents, whether such Notes Collateral Agent or any Notes Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the ABL Credit Agreement or any other ABL Document, or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute a default under any Notes Document, or if any Notes Collateral Agent or any Notes Secured Party otherwise should exercise any of its contractual rights or remedies under the Notes Documents (subject to the express terms and conditions hereof), neither the Notes Collateral Agents nor any Notes Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Notes Collateral Agents and the Notes Secured Parties shall

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be entitled to manage and supervise their loans and extensions of credit under the Notes Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Notes Collateral Agents or the Notes Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Notes Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
Section 5.2 Modifications to Notes Documents; Refinancings and Additional Indebtedness.
(a)Each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, hereby agrees that, without affecting the obligations of the Notes Collateral Agents and the Notes Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Notes Collateral Agents or any Notes Secured Party, and without incurring any liability to the Notes Collateral Agents or any Notes Secured Party or impairing or releasing the Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, increase or otherwise modify any of the ABL Documents in any manner whatsoever, other than in a manner which would have the effect of contravening the terms of this Agreement or the Notes Documents.
(b)The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agree that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Notes Collateral Agents and the Notes Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, increase or otherwise modify any of the Notes Documents in any manner whatsoever other than in a manner which would have the effect of contravening the terms of this Agreement or the ABL Documents. For clarity, the Notes Collateral Agents and the Notes Secured Parties shall not obtain a Lien on the Canadian Collateral or the European Collateral, and the granting of such Lien shall be deemed in contravention of the terms of this Agreement.
(c)The ABL Obligations and the Notes Obligations may be increased, restated, amended and restated, supplemented, modified, restructured, replaced, amended or refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Notes Document) of the ABL Agent, the ABL Secured Parties, the Notes Collateral Agents or the Notes Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, that the holders of such new, amended, restructured or refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents

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or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Designated Notes Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Designated Notes Collateral Agent, as the case may be, and any such increase, restatement, amendment and restatement, supplement, modification, replacement, restructuring, amendment or refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Notes Documents (to the extent such documents survive such increase, restatement, amendment and restatement, supplement, modification, replacement, restructuring, amendment or refinancing).
(d)In addition, solely to the extent then permitted under the ABL Documents and Notes Documents, the Borrower may designate Additional Notes Debt without the consent of any Secured Parties, all without affecting the Lien Priority, provided that the lenders providing or holders of any such Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to a Joinder Agreement or such documents or agreements (including amendments or supplements to this Agreement) as any Agent shall reasonably request that are in form and substance reasonably acceptable to the Agents. The Agents shall be entitled to rely conclusively on the determination of the Borrower that the incurrence of such Additional Notes Debt does not violate the provisions of the ABL Documents, the Notes Documents or this Agreement if such determination is set forth in an Officers’ Certificate delivered to such party and the Agents; provided, however, that such determination will not affect whether or not the Borrower or applicable Guarantor has complied with its undertakings in the ABL Documents or the Notes Documents.
(e)In addition to the foregoing, this Agreement may be amended or amended and restated at any time at the request and sole expense of the Borrower, and without the consent of any Secured Parties to add, replace or remove any Secured Party (including any Agent) that has otherwise acceded to, been replaced as a party to or been removed from, and in accordance with, as the case may be, the ABL Documents or Notes Documents, and to make related changes to give effect to such addition, replacement or removal, as the case may be, in each case in connection with any refinancing, replacement, increase, extension, renewal, restatement, supplement, restructuring, or other amendment or modification of the ABL Documents or Notes Documents in compliance with the ABL Documents, the Notes Documents and this Agreement. The Agents shall be entitled to rely conclusively on the determination of the Borrower that such modifications do not violate the provisions of the ABL Documents, the Notes Documents and this Agreement if such determination is set forth in an Officers’ Certificate delivered to the Agents; provided, however, that such determination will not affect whether or not the Borrower or applicable Guarantor has complied with its undertakings in the ABL Documents, the Notes Documents or this Agreement.
(f)ABL Agent and each Notes Collateral Agent each (i) will use its commercially reasonable efforts to notify the other parties of any written amendment or modification to any ABL Document or any Notes Document, as applicable, but the failure to do so will not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party or impact the effectiveness of any such amendment or modification, and (ii) will, upon request of the other party, provide copies of all such

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modifications or amendments and copies of all other relevant documentation to the other Persons.
Section 5.3 Reinstatement and Continuation of Agreement.
(a)If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Notes Collateral Agents, the ABL Secured Parties, and the Notes Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Notes Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.
(b)If any Notes Collateral Agent or any Notes Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Notes Obligations (a “Notes Recovery”), then the Notes Obligations shall be reinstated to the extent of such Notes Recovery. If this Agreement shall have been terminated prior to such Notes Recovery, this Agreement shall be reinstated in full force and effect in the event of such Notes Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Notes Collateral Agents, the ABL Secured Parties, and the Notes Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Notes Obligations. No priority or right of the Notes Collateral Agents or any Notes Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Notes Documents, regardless of any knowledge thereof which any Notes Collateral Agent or any Notes Secured Party may have.
ARTICLE 6
INSOLVENCY PROCEEDINGS

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Section 6.1 DIP Financing.
(a)If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or any of the ABL Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws), with such financing to be secured by all or any portion of the ABL Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be ABL Priority Collateral) (each, an “ABL DIP Financing”), then each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, agrees that it will raise no objection and will not support any objection to such ABL DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the Notes Collateral Agents on the ABL Collateral securing the Notes Obligations (and will not request any adequate protection solely as a result of such ABL DIP Financing or use of cash collateral that is ABL Priority Collateral (except as provided in Section 6.3), and will not offer or support any debtor-in-possession financing which would compete with such ABL DIP Financing); provided that (i) each Notes Collateral Agent retains its Lien on the ABL Priority Collateral (other than the Canadian Collateral and the European Collateral) to secure the Notes Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the any Debtor Relief Laws), subject to the terms hereof, to the Liens in favor of the ABL Secured Parties on the ABL Priority Collateral existing prior to the commencement of such Insolvency Proceeding, to any adequate protection Liens on the ABL Priority Collateral granted in favor of the ABL Obligations and to the senior priority of the ABL DIP Financing on the ABL Priority Collateral and (ii) unless it shall otherwise consent, each Notes Collateral Agent shall retain its Lien on the Notes Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of the ABL Agent (or other provider of ABL DIP Financing) on the Notes Priority Collateral securing such ABL DIP Financing is junior and subordinate to the Lien of the Notes Collateral Agent on the Notes Priority Collateral, (iii) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (iv) the foregoing provisions of this Section 6.1(a) shall not prevent the Notes Collateral Agents and the Notes Secured Parties from objecting to any provision in any ABL DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.
(b)If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Notes Obligations, and the Notes Collateral Agents or any of the Notes Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Notes Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any

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foreign Debtor Relief Laws) with such financing to be secured by all or any portion of the Notes Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Notes Priority Collateral) (each, a “Notes DIP Financing”), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such Notes DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent on the Notes Priority Collateral securing the ABL Obligations (and will not request any adequate protection solely as a result of such Notes DIP Financing or use of cash collateral that is Notes Priority Collateral (except as provided in Section 6.3) and will not offer or support any debtor-in-possession financing which would compete with such Notes DIP Financing); provided that (i) the ABL Agent retains its Lien on the Notes Priority Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the any Debtor Relief Laws), subject to the terms hereof, to the Liens in favor of the Notes Secured Parties on the Notes Priority Collateral existing prior to the commencement of such Insolvency Proceeding, to any adequate protection Liens on the Notes Priority Collateral granted in favor of the Notes Obligations, and to the senior priority of the Notes DIP Financing on the Notes Priority Collateral and (ii) unless it shall otherwise consent, the ABL Agent shall retain its Lien on the ABL Priority Collateral with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien of the Notes Collateral Agents (or other provider of Notes DIP Financing) on the ABL Priority Collateral securing such Notes DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (iii) all Liens on Notes Priority Collateral securing any such Notes DIP Financing shall be senior to or on a parity with the Liens of the Notes Collateral Agents and the Notes Secured Parties securing the Notes Obligations on Notes Priority Collateral and (iv) the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any Notes DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.
(c)All Liens granted to the ABL Agent or the Notes Collateral Agents in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.
Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Notes Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Notes Priority Collateral without the Designated Notes Collateral Agent’s express written consent. In addition, neither the Notes Collateral Agents nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Designated Notes Collateral Agent to be modified or unless the ABL Agent or Designated Notes Collateral Agent, as applicable,

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makes a good faith determination that either (A) the ABL Priority Collateral or the Notes Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Notes Collateral Agents’ ability to realize upon their Collateral.
Section 6.3 No Contest; Adequate Protection. Each Notes Collateral Agent, on behalf of itself and the Notes Secured Parties represented by it, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) or Section 6.3(c)), (ii) subject to Section 6.1(a), any proposed provision of ABL DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide ABL DIP Financing with the consent of the ABL Agent), or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(b)) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.
(b)The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Notes Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Notes Collateral Agents or any Notes Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) or Section 6.3(c)), (ii) subject to Section 6.1(b), any proposed provision of Notes DIP Financing by the Notes Collateral Agents and the Notes Secured Parties (or any other Person proposing to provide Notes DIP Financing with the consent of the Notes Collateral Agents), or (iii) any objection by the Notes Collateral Agents or any Notes Secured Party to any motion, relief, action or proceeding based on a claim by the Notes Collateral Agents or any Notes Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a)) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Notes Collateral Agents as adequate protection of their interests are subject to this Agreement.
(c)Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:
(i)if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that each Notes Collateral Agent, on behalf of itself or any of the Notes Secured Parties represented by it, may seek or request (and the ABL Secured Parties will not oppose such request, unless in contravention of Section 6.1(a)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral (other than any Canadian Collateral or European Collateral), which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Notes Collateral Agents on ABL Priority Collateral;

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(ii)if the Notes Secured Parties (or any subset thereof) are granted adequate protection with respect to Notes Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Notes Priority Collateral), then each Notes Collateral Agent, on behalf of itself and any of the Notes Secured Parties represented by it, agrees that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Notes Secured Parties will not oppose such request unless in contravention of Section 6.1(b)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Notes Obligations on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral; and
(iii)except as otherwise expressly set forth in Section 6.1 or in connection with the Exercise of Secured Creditor Remedies with respect to (A) the ABL Priority Collateral, nothing herein shall limit the rights of the Notes Collateral Agents or the Notes Secured Parties from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency Proceeding (other than adequate protection in the form of a cash payment, periodic cash payments or otherwise, in each case except to the extent such payments are made from the of the Notes Priority Proceeds) or (B) the Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (other than adequate protection in the form of a cash payment, periodic cash payments or otherwise, in each case except to the extent such payments are made from the ABL Priority Proceeds).
Section 6.4 Asset Sales. Each Notes Collateral Agent agrees, on behalf of itself and the Notes Secured Parties represented by it, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Liens of the parties attach to the proceeds of such sale (except that the Notes Collateral Agents shall not have a Lien on proceeds arising from the sale of Canadian Collateral or European Collateral) consistent with the Lien Priority on the assets sold and such proceeds are otherwise applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose any sale consented to by Designated Notes Collateral Agent of any Notes Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) the Liens of the parties attach to the proceeds of such sale consistent with the Lien Priority on the assets sold and such proceeds are otherwise applied in accordance with this Agreement, and (ii) the purchaser assumes and agrees to the provisions of Section 3.5 of this Agreement.
Section 6.5 Separate Grants of Security and Separate Classification. Each Notes Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Notes Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Notes Obligations are fundamentally different from the ABL Obligations

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and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Notes Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Notes Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Notes Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Notes Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Notes Secured Parties, respectively, before any distribution is made from such pool of Priority Collateral in respect of the claims held by the other Secured Parties from such Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such pool of Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of such Secured Parties.
Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code.
Section 6.7 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Notes Collateral Agents and the Loan Parties (to the extent applicable) hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:
(i)any lack of validity or enforceability of any ABL Document;
(ii)any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document (but solely to the extent permitted pursuant to Section 5.2(a) above);
(iii)any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or
(iv)any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of

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the Notes Collateral Agents or any Loan Party, to the extent applicable, in respect of this Agreement.
Section 6.8 Notes Obligations Unconditional. All rights of the Notes Collateral Agents hereunder, all agreements and obligations of the ABL Agent and the Loan Parties (to the extent applicable) hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:
(i)any lack of validity or enforceability of any Notes Document;
(ii)any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Notes Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Notes Document (but solely to the extent permitted pursuant to Section 5.2(b) above);
(iii)any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Notes Obligations or any guarantee or guaranty thereof; or
(iv)any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Notes Obligations, or of the ABL Agent or any Loan Party, to the extent applicable, in respect of this Agreement.
Section 6.9 Other Matters.
(a)To the extent that the ABL Agent or any ABL Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Notes Priority Collateral, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties, not to assert any of such rights without the prior written consent of the Designated Notes Collateral Agent; provided that if requested by the Designated Notes Collateral Agent, the ABL Agent shall timely exercise such rights in the manner requested by the Designated Notes Collateral Agent, including any rights to payments in respect of such rights.
(b)To the extent that any Notes Collateral Agent or any Notes Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the ABL Priority Collateral, each Notes Collateral Agent agrees, on behalf of itself and the other Notes Secured Parties represented by it, not to assert any of such rights without the prior written consent of the ABL Agent; provided that if requested by the ABL Agent, the Notes Collateral Agents shall timely exercise such rights in the manner requested by the ABL Agent, including any rights to payments in respect of such rights.
ARTICLE 7

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PURCHASE OPTIONS
Section 7.1 Notice of Exercise.
(a)Without prejudice to the enforcement of the ABL Secured Parties’ rights and remedies, the ABL Agent agrees, on behalf of the ABL Secured Parties, that following the occurrence of (i) any acceleration of the ABL Obligations and the receipt of written notice thereof by the Notes Collateral Agents or (ii) any Loan Party becoming subject to an Insolvency Proceeding (each such event, an “ABL Obligations Purchase Option Event”), then all or a portion of the Notes Secured Parties, acting as a single group, shall have the option to purchase all of the ABL Obligations from the ABL Secured Parties by delivery of written notice of their intent to purchase the ABL Obligations to the ABL Agent within five (5) Business Days of the ABL Obligations Purchase Option Event. Such notice from such Notes Secured Parties to the ABL Agent shall be irrevocable.
(b)Without prejudice to the enforcement of the Notes Secured Parties’ rights and remedies, each Notes Collateral Agent agrees, on behalf of the Notes Secured Parties represented by it, that following the occurrence of (i) any acceleration of the Notes Obligations and the receipt of written notice thereof by the ABL Agent or (ii) any Loan Party becoming subject to an Insolvency Proceeding (each such event, a “Notes Obligations Purchase Option Event”), then all or a portion of the ABL Secured Parties, acting as a single group, shall have the option to purchase all of the Notes Obligations from the Notes Secured Parties by delivery of written notice of their intent to purchase the Notes Obligations to the Designated Notes Collateral Agent within five (5) Business Days of the Notes Obligations Purchase Option Event. Such notice from such ABL Secured Parties to the Designated Notes Collateral Agent shall be irrevocable.
Section 7.2 Purchase and Sale.
(a)On the date specified by the relevant Notes Secured Parties in the notice contemplated by Section 7.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Agent of the notice of the relevant Notes Secured Parties’ election to exercise such option), the ABL Lenders shall sell to the relevant Notes Secured Parties, and the relevant Notes Secured Parties shall purchase from the ABL Lenders, the ABL Obligations, provided that, the ABL Agent and the ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.
(b)On the date specified by the relevant ABL Secured Parties in the notice contemplated by Section 7.1(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the Designated Notes Collateral Agent of the notice of the relevant ABL Secured Party’s election to exercise such option), the Notes Secured Parties shall sell to the relevant ABL Secured Parties, and the relevant ABL Secured Parties shall purchase from the Notes Secured Parties, the Notes Obligations, provided that, the Notes Collateral Agents and the Notes Secured Parties shall retain all rights to be indemnified or

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held harmless by the Loan Parties in accordance with the terms of the Notes Documents but shall not retain any rights to the security therefor.
Section 7.3 Payment of Purchase Price.
Upon the date of such purchase and sale, the relevant Notes Secured Parties or the relevant ABL Secured Parties, as applicable, shall:
(a)pay to the ABL Agent for the benefit of the ABL Lenders (with respect to a purchase of the ABL Obligations) or to the Designated Notes Collateral Agent for the benefit of the Notes Secured Parties (with respect to a purchase of the Notes Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Notes Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees),
(b)with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Agent in a manner and in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Agent, the ABL Secured Parties, letter of credit issuing banks and applicable affiliates in connection with any issued and outstanding letters of credit, ABL Bank Products and ABL Cash Management Services secured by the ABL Documents,
(c)with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Agent, the ABL Secured Parties and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Agent has not yet received final payment,
(d)agree to reimburse the ABL Secured Parties or the Notes Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents or the Notes Documents, as applicable, as to matters or circumstances known to the ABL Agent or the Notes Collateral Agents, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties, the Notes Secured Parties or letter of credit issuing banks, as applicable, and
(e)agree to indemnify and hold harmless the ABL Secured Parties or the Notes Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Notes Obligations, as applicable, as a direct result of any acts by any Notes Secured Party or any ABL Secured Party, as applicable, occurring after the date of such purchase.

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Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the ABL Agent or the Designated Notes Collateral Agent, as applicable, may designate in writing for such purpose.
Section 7.4 Limitation on Representations and Warranties.
Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the ABL Agent or the Notes Collateral Agents) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Notes Obligations, as applicable, being purchased from it, (b) that such ABL Secured Party or Notes Secured Party, as applicable, owns the ABL Obligations or Notes Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Secured Party or Notes Secured Party, as applicable, has the right to assign such ABL Obligations or Notes Obligations, as applicable, and the assignment is duly authorized.
ARTICLE 8
MISCELLANEOUS
Section 8.1 Rights of Subrogation. Each Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties represented by it, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle any Notes Collateral Agent or any Notes Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations. Thereafter, the ABL Agent agrees to execute such documents, agreements, and instruments as any Notes Collateral Agent or any Notes Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Notes Collateral Agents or any Notes Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Notes Obligations. Thereafter, each Notes Collateral Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Notes Obligations resulting from payments to such Notes Collateral Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Notes Collateral Agent are paid by such Person upon request for payment thereof.
Section 8.2 Further Assurances. The parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Notes Collateral Agents to exercise and enforce their rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 8.2, to the extent that such action would contravene any law, order or other legal

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requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 8.2.
Section 8.3 Representations. Each Notes Collateral Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Notes Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Notes Secured Parties and that this Agreement shall be binding obligations of the Notes Collateral Agents and the Notes Secured Parties, enforceable against the Notes Collateral Agents and the Notes Secured Parties in accordance with its terms. The ABL Agent represents and warrants to the Notes Collateral Agents that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.
Section 8.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by each Notes Collateral Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 8.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three (3) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:         Wells Fargo Bank, National Association
125 High Street, 11th Floor
Boston, MA 02110
Attention: Jai Alexander
Fax:

With a copy to:

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
Attention: Marjorie S. Crider
Fax:

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Notes Collateral Agent:

U.S. Bank National Association
10 West Broad Street, 12th Floor
Columbus, Ohio 43215
Attention: Katherine A. Esber
Fax:

With a copy to:

Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017
Attention: Irving C. Apar
Fax:

All notices to Additional Notes Secured Parties permitted or required under this Agreement may be sent to the applicable Additional Notes Agent as provided in the relevant Joinder Agreement.
Section 8.6 No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 8.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of the Discharge of ABL Obligations or the Discharge of Notes Obligations, (b) be binding upon the parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent any ABL Secured Party, any Notes Collateral Agent, or any Notes Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Notes Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Subsidiary or Affiliate of any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, any Notes Collateral Agent, any ABL Secured Party, or any Notes Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Notes Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

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Section 8.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof but including Section 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 8.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, Notes Collateral Agents and Notes Secured Parties. No other Person (including any Borrower, any Guarantor or any Subsidiary or Affiliate of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.
Section 8.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
Section 8.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.
Section 8.13 Attorneys’ Fees. The parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement.
Section 8.14 VENUE; JURY TRIAL WAIVER.
(a)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH

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ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY NOTES SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY NOTES DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 8.15 Intercreditor Agreement. This Agreement is the “Intercreditor Agreement” referred to in the ABL Credit Agreement and the “ABL Intercreditor Agreement” referred to in the Indenture. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Notes Secured Party or (ii) any Notes Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

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Section 8.16 No Warranties or Liability. Each Notes Collateral Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Notes Document. Except as otherwise provided in this Agreement, each Notes Collateral Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
Section 8.17 Conflicts. Subject to Section 8.20 hereof, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Notes Document, the provisions of this Agreement shall govern; provided that, solely as among the Notes Secured Parties, in the event of any conflict between the provisions of this Agreement and the provisions of the Notes Pari Passu Intercreditor Agreement, the provisions of the Notes Pari Passu Intercreditor Agreement shall govern.
Section 8.18 Information Concerning Financial Condition of the Loan Parties. Each of the Notes Collateral Agents and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Notes Obligations. The Notes Collateral Agents and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Notes Collateral Agent or the ABL Agent, in their sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) they shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) they make no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the party receiving such information hereby agrees to hold the providing party harmless from any action the receiving party may take or conclusion the receiving party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving party may become subject arising out of or in connection with the use of such information.
(b)The Loan Parties agree that any information provided to the ABL Agent, the Notes Collateral Agents, any ABL Secured Party or any Notes Secured Party may be shared by such Person with any ABL Secured Party, any Notes Secured Party, the ABL Agent or the Notes Collateral Agents notwithstanding a request or demand by such Loan Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Notes Documents, as applicable.
Section 8.19 Foreign Loan Parties and Foreign Collateral
This Agreement is intended to define the rights and obligations of the parties with respect to Collateral held by both the ABL Agent on behalf of the ABL Secured Parties and the Notes Collateral Agents on behalf of the Notes Secured Parties from any Borrower and any Guarantor

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organized under the laws of the United States of America. Nothing contained herein shall limit, modify or impair any rights that the ABL Agent and the ABL Secured Parties may have with respect to the Canadian Collateral, the European Collateral, or with respect to any Foreign Subsidiary (as defined in the ABL Credit Agreement) which becomes an ABL Loan Party or any of such Foreign Subsidiary’s assets, each of which rights may be exercised by the ABL Agent and the ABL Secured Parties without the consent of, or interference from, the Notes Secured Parties. In that regard, the Notes Collateral Agents and the Notes Secured Parties shall not be entitled to any of the benefits of this Agreement in connection therewith and the ABL Agent and ABL Secured Parties shall have no obligations to the Notes Collateral Agents and the Notes Secured Parties with respect thereto.
Section 8.20 Acknowledgement of Loan Documents.
Each of the ABL Agent (on behalf of the ABL Secured Parties) and each of the Notes Collateral Agents (on behalf of the Notes Secured Parties represented by it) hereby agree that, notwithstanding anything to the contrary contained herein, (a) this Agreement governs the respective rights, remedies and obligations of the ABL Agent (and the other ABL Secured Parties) on the one hand, and those of the Notes Collateral Agents (and the other Notes Secured Parties) on the other hand, solely as between the respective Secured Parties, (b) with respect to the Loan Parties, in no way does this Agreement (x) affect, limit or otherwise supersede anything agreed between the Secured Parties and the Loan Parties in the Loan Documents (as defined in the ABL Credit Agreement), the Cash Flow Documents (as defined in the Indenture) or any similar term in any Additional Notes Agreement but not including this Agreement or (y) provide the Secured Parties any greater rights or impose any additional obligations on the Loan Parties beyond those set forth in the Loan Documents (as defined in the ABL Credit Agreement), the Cash Flow Documents (as defined in the Indenture) or any similar term in any Additional Notes Agreement but not including this Agreement and (c) this Agreement shall in no way limit or affect the discharge, termination, release or other disposition of Collateral by the Loan Parties (or the Secured Parties, as applicable), to the extent such discharge, termination, release or other disposition is permitted by the Loan Documents (as defined in the ABL Credit Agreement), the Cash Flow Documents (as defined in the Indenture) or any similar term in any Additional Notes Agreement but not including this Agreement.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the First Lien Notes Collateral Agent, for and on behalf of itself and the First Lien Notes Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as an ABL Agent
By: /s/ Jai Alexander___________
Name: Jai Alexander
Title: Director

U.S. BANK NATIONAL ASSOCIATION, in its capacity as the First Lien Notes Collateral Agent
By: /s/ Katherine Esber___________
Name: Katherine Esber
Title: Vice President
Signature Page to Intercreditor Agreement

ACKNOWLEDGMENT

Each Loan Party hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent and the Notes Collateral Agents, and, subject to Section 8.20 hereof, will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Loan Party further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the ABL Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Notes Secured Parties, the Issuer and Notes Guarantors, the Notes Documents remain in full force and effect as written and are in no way modified hereby.

If any ABL Secured Party or Notes Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, provided that the exercise of such rights and remedies by such ABL Secured Party or Notes Secured Party, as applicable, is permitted pursuant to ABL Documents or the Notes Documents, as applicable, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Notes Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Notes Secured Party.
Acknowledgement -- Intercreditor Agreement
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ABERCROMBIE & FITCH MANAGEMENT CO., as Lead Borrower
ABERCROMBIE & FITCH STORES, INC.
ABERCROMBIE & FITCH TRADING CO., as Borrowers
By: /s/ Everett E. Gallagher, Jr.________
Name: Everett E. Gallagher, Jr.
Title: Senior Vice President and Treasurer

ABERCROMBIE & FITCH CO., as Parent and as a Guarantor
By: /s/ Everett E. Gallagher, Jr.________
Name: Everett E. Gallagher, Jr.
Title: Senior Vice President – Tax, Treasury & Risk Management and Treasurer
Signature Page to Acknowledgement to Intercreditor Agreement

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A & F TRADEMARK, INC.
ABERCROMBIE & FITCH HOLDING CORPORATION
HOLLISTER CO.
J.M.H. TRADEMARK, INC.
HOLLISTER CO. CALIFORNIA, LLC
A&F CANADA HOLDING CO.
afh Puerto rico llc, as Guarantors

By: /s/ Everett E. Gallagher, Jr.________
Name: Everett E. Gallagher, Jr.
Title: Senior Vice President and Treasurer

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC, as a Guarantor

By: Abercrombie & Fitch Trading Co., its Sole Member

By: /s/ Everett E. Gallagher, Jr.________
Name: Everett E. Gallagher, Jr.
Title: Senior Vice President and Treasurer
Signature Page to Acknowledgement to Intercreditor Agreement

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Exhibit A to
Intercreditor Agreement
[FORM OF] JOINDER AGREEMENT TO THE
INTERCREDITOR AGREEMENT

[_____], 20[__]

Reference is made to the Intercreditor Agreement dated as of July 2, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Wells Fargo Bank, National Association, in its capacity as ABL Agent, U.S. Bank National Association, in its capacity as First Lien Notes Collateral Agent, and the other Agents party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth for such terms in the Intercreditor Agreement. This “Joinder Agreement” is being executed and delivered pursuant to Section 5.2(d) of the Intercreditor Agreement.

1.Joinder. The undersigned, [___________________] (the “Additional Agent”), as [________] under that certain [____________________], dated as of [_____], 20[__] (the “Additional Loan Document”), among the Borrower, the Guarantors and the Additional Agent, hereby agrees to become party as an Additional Notes Agent under the Intercreditor Agreement, that the Additional Loan Document shall constitute an Additional Notes Agreement, each [________] (as defined in the Additional Loan Document) shall constitute a Notes Document and the Additional Secured Parties (as defined below) shall constitute Notes Secured Parties, in each case, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. The address of the Additional Agent is set forth below its signature to this Joinder Agreement.

2.Lien Sharing and Priority Confirmation. The undersigned Additional Agent, on behalf of itself and each holder of obligations under the Additional Loan Document and each of the other agreements, documents or instruments evidencing, governing or securing any Obligations thereunder (and any other related documents or instruments executed and delivered pursuant to any of the foregoing documents) for which the undersigned is acting as Additional Agent (the “Additional Secured Parties”) hereby agrees, for the enforceable benefit of all existing and future ABL Obligations and Notes Obligations, each existing and future Agent, each existing and future Secured Party and, as applicable, the Borrower and the Guarantors and as a condition to being treated as Additional Notes Obligations under the Intercreditor Agreement, that the Additional Agent and each of the Additional Secured Parties are bound by the provisions of the Intercreditor Agreement as an Additional Notes Agent and Notes Secured Parties, respectively, including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens.

3.Governing Law and Miscellaneous Provisions. The provisions of Sections 8.8 and 8.14 of the Intercreditor Agreement will apply with like effect to this Joinder Agreement.
Exhibit A – Form of Joinder Agreement to Intercreditor Agreement

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IN WITNESS WHEREOF, the party hereto has caused this Joinder Agreement to be executed by its respective officer or representative as of the date first above written.

[_____________________], as Additional Agent

By: _____________________________
Name:
Title:

[ADDRESS]
Exhibit A – Form of Joinder Agreement to Intercreditor Agreement

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